UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): August 22, 2003


                        LINCOLN INTERNATIONAL CORPORATION
             ______________________________________________________
             (Exact name of registrant as specified in its charter)


            Kentucky                        0-5767               61-0575092
________________________________________________________________________________
  (State or other jurisdiction           (Commission           (I.R.S Employer
of incorporation or organization)        File Number)        Identification No.)


      Suite 201, 2300 Greene Way
         Louisville, Kentucky                                           40220
_______________________________________                               __________
(Address of principal executive office)                               (Zip Code)


       Registrant's telephone number, including area code: (502) 671-0010

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     (a) On August 22, 2003 Lincoln International sold an office building located at 2211 Greene Way, Louisville, Kentucky to Erin Investments a bona fide third party with no relationship to Lincoln, its affiliates, directors or officers or any associates of said parties. The sale price was one million, two hundred and sixty thousand dollars ($1,260,000). After payment of the debt underlying the mortgage on the property and miscellaneous other expenses at closing, the net proceeds to Lincoln was six hundred thirty-seven thousand dollars ($637,000).


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: November 7, 2003                         LINCOLN INTERNATIONAL CORPORATION


                                               /s/ THURMAN L. SISNEY
                                               _________________________________
                                               By: Thurman L. Sisney
                                                   President